Fourth Quarter and Full Year 2025 Earnings Call February 18, 2026

Forward-Looking Statements Certain statements contained in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release contains “forward-looking statements” with respect to our business, results of operations and financial condition, including, among others, statements regarding anticipated macroeconomic, end-market and industry environments, initiatives with respect to operational excellence, functional cost savings and structural cost reductions and their potential impact, and earnings guidance. You can identify forward-looking statements because they contain words such as, but not limited to, “anticipates,” “approximately,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “likely,” “may,” “plans,” “should,” “targets,” “will,” “would,” and similar expressions (or the negative of these terminologies or expressions). All forward- looking statements involve risks and uncertainties and are based on underlying assumptions that may prove incorrect. Many risks and uncertainties are inherent in our industry and markets, while others are more specific to our business and operations. These risks and uncertainties include, but are not limited to: market competition; global or regional economic downturns or industry specific conditions, including the impacts of tax and tariff programs, inflation, foreign currency exchange, and industry consolidation; disruption to business operations; natural disasters including severe flooding and other weather-related events; geopolitical tensions and conflicts, including the ongoing conflict between Russia and Ukraine; the inability to meet customer demand and quality requirements; the loss of key customers, suppliers or other business relationships; supply disruptions; excessive inflation; the capacity and effectiveness of our hedging policy activities; the loss of key employees; levels of indebtedness which could limit our operating flexibility and opportunities; and other risk factors set forth under the heading “Risk Factors” in our Annual Report on Form 10-K, and as described from time to time in subsequent reports filed with the U.S. Securities and Exchange Commission. The occurrence of the events described and the achievement of the expected results depend on many events, some or all of which are not predictable or within our control. Consequently, actual results may differ materially from the forward-looking statements contained in this press release. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. Fourth Quarter 2025 - Earnings Call - 2

Non-GAAP Measures This presentation includes information regarding certain non-GAAP financial measures, including Adjusted EBITDA, Free Cash Flow, Adjusted NOPAT, Invested Capital, Adjusted ROIC and Net debt. These measures are presented because management uses this information to monitor and evaluate financial results and trends and believes this information to also be useful for investors. Adjusted EBITDA measures are frequently used by securities analysts, investors and other interested parties in their evaluation of Constellium. Adjusted EBITDA, Free Cash Flow, Adjusted NOPAT, Invested Capital, Adjusted ROIC and Net debt are not presentations made in accordance with U.S. GAAP and may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measures. This presentation provides a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures. For the definitions or Adjusted EBITDA, Free Cash Flow, Adjusted NOPAT, Invested Capital, Adjusted ROIC and Net debt, please refer to our accompanying press release. We are not able to provide a reconciliation of Adjusted EBITDA guidance to net income, the comparable GAAP measure, because certain items that are excluded from Adjusted EBITDA cannot be reasonably predicted or are not in our control. In particular, we are unable to forecast the timing or magnitude of realized and unrealized gains and losses on derivative instruments, non-cash impact of metal price lag, impairment or restructuring charges, or taxes without unreasonable efforts, and these items could significantly impact, either individually or in the aggregate, our net income in the future. Fourth Quarter 2025 - Earnings Call - 3

Ingrid Joerg Chief Executive Officer

2025 Safety Highlights Recordable Case Rate(1) Safety is Our Top Priority > Decin completed 3 million working hours without a recordable case > Our Issoire and Neuf Brisach operations both completed 1 million working hours without a recordable case > 8 sites finished with zero recordable cases > 6 sites completed multi-year stretches without a recordable case (1) Recordable case rate measures the number of fatalities, serious injuries, lost-time injuries, restricted work injuries, or medical treatments per one million hours worked. Delivered best-in-class safety performance in 2025 with a recordable case rate of 1.91; focus on safety is never ending, targeting 1.5 recordable case rate Fourth Quarter 2025 - Earnings Call - 5

Q4 2025 Highlights > Shipments: 365 thousand tons (+11% YoY) > Revenue: $2.2 billion (+28% YoY) > Net income: $113 million > Adjusted EBITDA: $280 million – Includes positive non-cash metal price lag impact of $67 million > Cash from Operations: $218 million > Free Cash Flow: $110 million > Shareholder Returns: repurchased 2.4 million shares of the Company stock for $40 million Note: Segment Adjusted EBITDA excludes the non-cash impact of metal price lag. Amounts may not sum due to rounding. Strong finish to the year with record Q4 results that were ahead of our expectations; benefiting from recent market dynamics, including improved scrap spreads Fourth Quarter 2025 - Earnings Call - 6 Adjusted EBITDA Bridge in $ millions

FY 2025 Highlights > Shipments: 1.5 million tons (4% YoY) > Revenue: $8.4 billion (15% YoY) > Net income: $275 million > Adjusted EBITDA: $846 million – Includes positive non-cash metal price lag impact of $126 million > Cash from Operations: $489 million > Free Cash Flow: $178 million > Shareholder Returns: repurchased 8.9 million shares of the Company stock for $115 million > Adjusted ROIC: 9.0% (up 330 bps YoY) > Leverage: 2.5x at December 31, 2025 Strong 2025 results despite uncertain macroeconomic and end market environment; positioned well heading into 2026 Fourth Quarter 2025 - Earnings Call - 7 Adjusted EBITDA Bridge in $ millions Note: Segment Adjusted EBITDA excludes the non-cash impact of metal price lag. Amounts may not sum due to rounding.

Jack Guo Chief Financial Officer

Q4 2025 Q4 2024% △ Shipments (kt) 53 44 21 % Revenue ($m) 527 430 23 % Segment Adj. EBITDA ($m) 83 58 43 % Segment Adj. EBITDA ($ / t) 1,553 1,317 18 % Aerospace & Transportation Q4 2025 Performance Fourth Quarter 2025 - Earnings Call - 9 Segment Adjusted EBITDA of $83 mil l ion > Stable aerospace shipments; higher TID shipments > Unfavorable price and mix > Lower operating costs > Favorable foreign exchange translation 58 31 (28) 18 4 83 Q4 2024 Volume Price & Mix Costs FX / Other Q4 2025 292 (1) (35) 74 9 339 FY 2024 Volume Price & Mix Costs FX / Other FY 2025 Q4 2025 Segment Adjusted EBITDA Bridge FY 2025 Segment Adjusted EBITDA Bridge

56 19 15 40 6 136 Q4 2024 Volume Price & Mix Costs FX / Other Q4 2025 242 48 20 34 9 353 FY 2024 Volume Price & Mix Costs FX / Other FY 2025 Q4 2025 Q4 2024% △ Shipments (kt) 265 239 11 % Revenue ($m) 1,349 1,009 34 % Segment Adj. EBITDA ($m) 136 56 143 % Segment Adj. EBITDA ($ / t) 513 234 119 % Packaging & Automotive Rolled Products Q4 2025 Segment Adjusted EBITDA Bridge Q4 2025 Performance Fourth Quarter 2025 - Earnings Call - 10 FY 2025 Segment Adjusted EBITDA Bridge Segment Adjusted EBITDA of $136 mil l ion > Higher packaging shipments in NA and EU; higher auto shipments in NA (benefiting from supply shortages) > Favorable price and mix > Favorable metal costs; higher operating costs > Favorable foreign exchange translation

Q4 2025 Q4 2024% △ Shipments (kt) 46 44 5 % Revenue ($m) 368 329 12 % Segment Adj. EBITDA ($m) 5 4 25 % Segment Adj. EBITDA ($ / t) 108 91 19 % Automotive Structures & Industry Q4 2025 Performance Fourth Quarter 2025 - Earnings Call - 11 Segment Adjusted EBITDA of $5 mil l ion > Higher industry shipments; lower automotive shipments (impacted in NA by supply shortages of auto rolled products) > Unfavorable price and mix > Favorable foreign exchange translation 4 4 (6) 1 2 5 Q4 2024 Volume Price & Mix Costs FX / Other Q4 2025 74 0 (6) 2 2 72 FY 2024 Volume Price & Mix Costs FX / Other FY 2025 Q4 2025 Segment Adjusted EBITDA Bridge FY 2025 Segment Adjusted EBITDA Bridge

Announcing Vision 2028, Our Next Group-Wide Excellence Program Vision 2028 is a critical building block in our roadmap to our 2028 targets Fourth Quarter 2025 - Earnings Call - 12 Operational Efficiencies Cost Reductions > Portfolio optimization > Link overhead and SG&A spending to strategic outcomes > Procurement savings > Automation to enhance efficiency > Productivity improvement > Debottlenecking > Automation > Equipment reliability and predictive maintenance > Metal optimization > Energy efficiency > Reduce input consumption and waste

Free Cash Flow

in $ millions	2025	2024
Net cash flows from operating activities	489	301
Purchases of property, plant and equipment net of property, plant and equipment inflows	(311)	(401)
Free Cash Flow	178	(100)
Collection of deferred purchase price receivables	2	85

2025 Free Cash Flow Highlights

- Free Cash Flow of $178 million; higher compared to 2024 as a result of:
  - Higher Segment Adjusted EBITDA and lower capex, partially offset by higher cash interest
  - Free Cash Flow in 2024 would have been $30 million excluding Valais flood impact and including collection of deferred purchase price receivables
- Repurchased 8.9 million shares for $115 million

Track Record of Free Cash Flow(1) Generation

in $ millions



81
171
67
164
(100)
(15)
178
180
>200
2022
2023
2024
2025
2026E
Free Cash Flow (FCF)
FCF + Cash received for collection of deferred purchase price receivables

Current 2026 Guidance

- Free Cash Flow: >$200 million
  - Capex: ~$315 million
  - Cash interest: ~$125 million
  - Cash taxes: ~$70 million
  - TWC/Other: use of cash given high metal price environment

Constellium

(1) Excludes $2 million, $85 million, $97 million, and $90 million of cash received for collection of deferred purchase price receivables for the 2025, 2024, 2023 and 2022 periods, respectively, as a result of IFRS to U.S. GAAP conversion.

Fourth Quarter 2025 - Earnings Call - 13

1,776 1,826 1,895 1,891 1,824 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 > Leverage of 2.5x at year-end, at upper end of our target range – Expect to trend lower in 2026 – Target leverage range of 1.5x to 2.5x > No bond maturities until 2028 > No outstanding borrowings under Pan U.S. ABL facility > Strong liquidity position Debt / Liquidity Highlights Net Debt and Liquidity Maturity Profile(1) in $ millions Liquidity(2) in $ millions 0 0 0 325 853 0 0 703 2025 2026 2027 2028 2029 2030 2031 2032 Net Debt and Leverage in $ millions 727 800 841 831 866 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Strong balance sheet and financial flexibility to manage varying business conditions Leverage = Net Debt / LTM Segment Adjusted EBITDA, which excludes non-cash impact of metal price lag Fourth Quarter 2025 - Earnings Call - 14 3.1x 3.2x 3.5x 3.1x 2.5x (1) See Debt Table in the Appendix for more details. (2) Liquidity is comprised of cash and cash equivalents and availablity under our committed lending facilities and factoring arrangements.

Ingrid Joerg Chief Executive Officer

End Market Outlook

	Aerospace 13% of LTM revenues	Packaging 45% of LTM revenues	Automotive 25% of LTM revenues	Other Specialties 17% of LTM revenues
Current Market Trends	> Steady demand – Aluminum destocking appears to be easing – Demand for high value add products remains strong – OEMs with record backlogs and rising delivery ambitions – Higher global passenger traffic	> Demand healthy in NA and EU – Aluminum continuing to gain share against other substrates – Can makers adding capacity to meet long-term demand	> Relatively stable demand in NA and weak in EU – Short term benefits from Oswego fire in the US, balanced with tariff uncertainties – Chinese competition and lower BEV ambitions – Lightweighting, fuel efficiency and safety trends to continue	> Stable demand in NA and EU – Domestic mill competitive positions – Defense spending – Onshoring and semiconductor infrastructure build – Lightweighting in transportation
Attractiveness	> High value-added product portfolio > R&D, IP, proprietary alloys > Space and military opportunities	> Relatively stable and recession resilient > Strong base-load > Levered to recycling and sustainability opportunities	> High value-added product portfolio > R&D, IP, proprietary alloys > Portfolio on SUVs and light trucks in NA and premium vehicles and EVs in EU	> Diversification with different cycles across various markets > Focus on niche, high value-added products
3rd Party Market Growth Est.(1)	**CRU CAGR (2025-2030)** NA + EU: 8.5% **Est. New Commercial Aircraft** >42K between 2024 and 2044	**CRU CAGR (2025-2030)** NA: 2.8% EU: 3.5%	**CRU CAGR (2025-2030)** NA: 1.7% EU: 8.2%	**In-line with or above gross domestic product (GDP)**

Constellium

(1) Sources: CRU International, Aluminum Rolled Products Market Outlook November 2025, which may not reflect the latest management estimates.

Fourth Quarter 2025 - Earnings Call - 16

Strong performance in 2025, well ahead of our expectations coming into the year > Strong execution and results in 2025 despite uncertain macroeconomic and end market environment > Remain focused on cost control, Free Cash Flow generation, and commercial and capital discipline > Returned $115 million to shareholders through the repurchase of 8.9 million shares during the year and reduced leverage to 2.5x at year-end Exciting future ahead with opportunities to grow our business and enhance profitability and returns > Portfolio serving diversified and generally resilient end markets where infinitely recyclable aluminum is part of the circular economy > Durable and attractive secular growth trends driving increased demand for our products > Previously-indicated Adjusted EBITDA drivers within our control; market recoveries provide additional upside > Execution focused with proven ability to flex costs > Strong balance sheet and Free Cash Flow generation allow financial flexibility and balanced capital allocations including capital investments, shareholder returns and debt reductions Key Messages and Guidance Focused on executing our strategy and increasing shareholder value Targets (1) Excludes the non-cash impact of metal price lag. Fourth Quarter 2025 - Earnings Call - 17 2026 Adjusted EBITDA(1) $780 million to $820 million ——— 2026 Free Cash Flow >$200 million ——— 2028 Adjusted EBITDA(1) $900 million ——— 2028 Free Cash Flow $300 million ——— Leverage 1.5x - 2.5x

Appendix

Reconciliation of Net Income to Adjusted EBITDA ≥130 Three months ended December 31, Year ended December 31, (in millions of U.S. dollars) 2025 2024 2025 2024 Net income / (loss) 113 (47) 275 60 Income tax expense 51 29 133 75 Finance costs – net 26 28 109 111 Expenses on factoring arrangements 5 6 21 22 Depreciation and amortization 86 77 330 304 Impairment of assets 21 11 21 24 Restructuring costs — 4 3 11 Unrealized (gains) / losses on derivatives (22) 20 (56) 1 Unrealized exchange losses / (gains) from the remeasurement of monetary assets and liabilities – net 1 — — (1) Pension and other post-employment benefits - non - operating gains (4) (1) (14) (11) Share based compensation (1) 6 19 25 Losses on disposal 3 1 4 4 Other 1 (9) 1 (2) Adjusted EBITDA 280 125 846 623 of which Metal price lag (1) 67 25 126 48 Fourth Quarter 2025 - Earnings Call - 19 (1) Excluded in Segment Adjusted EBITDA

Three months ended December 31, (in millions of U.S. dollars) 2025 2024 Net cash flows from operating activities 218 61 Purchases of property, plant and equipment net of property, plant and equipment inflows (108) (146) Free Cash Flow 110 (85) Collection of deferred purchase price receivables — 21 Year ended December 31, (in millions of U.S. dollars) 2025 2024 2023 2022 Net cash flows from operating activities 489 301 432 365 Purchases of property, plant and equipment net of property, plant and equipment inflows (311) (401) (365) (284) Free Cash Flow 178 (100) 67 81 Collection of deferred purchase price receivables 2 85 97 90 Fourth Quarter 2025 - Earnings Call - 20 Free Cash Flow Reconciliation

Net Debt Reconciliation ≥130 (in millions of U.S. dollars) December 31, 2025 September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 Borrowings 1,944 2,012 2,026 1,943 1,918 Fair value of net debt derivatives, net of margin calls — 1 2 1 (1) Cash and cash equivalents (120) (122) (133) (118) (141) Net Debt 1,824 1,891 1,895 1,826 1,776 LTM Segment Adjusted EBITDA(1) 720 607 541 561 575 Leverage 2.5x 3.1x 3.5x 3.2x 3.1x (1) Segment Adjusted EBITDA excludes non-cash metal price lag Fourth Quarter 2025 - Earnings Call - 21

Reconciliation of LTM Segment Adjusted EBITDA to Net Income

(in millions of U.S. dollars)	Twelve months ended				
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
A&T	339	313	276	287	292
P&ARP	353	273	263	255	242
AS&I	72	71	46	57	74
Holdings & Corporate (1)	(44)	(50)	(43)	(38)	(33)
Segment Adjusted EBITDA	**720**	**607**	**541**	**561**	**575**
Metal price lag	126	85	41	108	48
Adjusted EBITDA	**846**	**691**	**583**	**663**	**623**
Depreciation and amortization	(330)	(321)	(313)	(307)	(304)
Impairment of assets	(21)	(11)	(16)	(21)	(24)
Share based compensation	(19)	(26)	(25)	(24)	(25)
Pension and other post-employment benefits - non service costs	14	11	11	11	11
Restructuring costs	(3)	(7)	(10)	(12)	(11)
Unrealized gains / (losses) on derivatives	56	13	19	(9)	(1)
Unrealized exchange gains / (losses) from the remeasurement of monetary assets and liabilities – net	—	1	(1)	(2)	1
Losses on disposal	(4)	(2)	(1)	(4)	(4)
Expenses on factoring arrangements	(21)	(21)	(22)	(22)	(22)
Other	(1)	10	9	6	2
Finance costs – net	(109)	(112)	(115)	(112)	(111)
Income before tax	**408**	**226**	**119**	**168**	**135**
Income tax expense	(133)	(112)	(85)	(92)	(76)
Net income	**275**	**114**	**34**	**75**	**60**

Constellium

Note: Segment Adjusted EBITDA excludes non-cash metal price lag

(1) Holdings & Corporate reflects activities and the associated financial results of our corporate support functions and our technology centers.

Fourth Quarter 2025 - Earnings Call - 22

Reconciliation of Net Income to Adjusted NOPAT and Adjusted ROIC ≥130 Fourth Quarter 2025 - Earnings Call - 23 Year ended December 31, (in millions of U.S. dollars) 2025 2024 Net income 275 60 Income tax expense 133 75 Income before tax 408 135 Finance costs - net 109 111 Expenses on factoring arrangements 21 22 Unrealized (gains) / losses on derivatives (56) 1 Unrealized exchange losses / (gains) from the remeasurement of monetary assets and liabilities - net — (1) Share based compensation costs 19 25 Metal price lag (126) (48) Losses on disposals 4 4 Other 1 (2) Tax impact(1) (93) (66) Adjusted NOPAT (A) 287 181 (in millions of U.S. dollars) 2024 2023 Intangible assets 97 104 Property, plant and equipment, net 2,408 2,422 Trade receivables and other, net - current 486 531 Derecognized trade receivables(2) 376 402 Inventories 1,181 1,197 Trade payables and other - current (1,309) (1,411) Provisions - current (25) (21) Income tax payable (18) (22) Total Invested Capital (B) 3,196 3,202 2025 2024 Adjusted NOPAT for fiscal year (A) 287 181 Total invested capital as of December 31 of prior year (B) 3,196 3,202 Adjusted ROIC (A)/(B) 9.0% 5.7% (1) Tax impact on net operating profit computed using the Group's average statutory tax rate (2) Trade receivables derecognized under our factoring agreements

Debt Table ≥130 Fourth Quarter 2025 - Earnings Call - 24 At December 31, At December 31, 2025 2024 (in millions of U.S. dollars) Nominal Value in Currency Nominal rate Effective rate Face Value Debt issuance costs Accrued interest Carrying value Carrying value Secured Pan-U.S. ABL (due 2029) $ — Floating — — — — 56 Senior Unsecured Notes Issued June 2020 and due 2028 $ 325 5.625% 6.05% 325 (3) 1 323 323 Issued February 2021 and due 2029 $ 500 3.750% 4.05% 500 (4) 4 500 500 Issued June 2021 and due 2029 € 300 3.125% 3.41% 353 (3) 5 355 313 Issued August 2024 and due 2032 $ 350 6.375% 6.77% 350 (5) 8 353 353 Issued August 2024 and due 2032 € 300 5.375% 5.73% 352 (5) 7 354 313 Finance lease liabilities 32 — — 32 30 Other loans 26 — 1 27 30 Total debt 1,938 (20) 26 1,944 1,918 Of which non-current 1,905 1,879 Of which current 39 39